PROMISSORY NOTE

$4,500,000.00     Note Date: April 30, 2002
                  Maturity Date: April 30, 2009

         FOR VALUE RECEIVED, the undersigned, HURCO COMPANIES, INC., an Indiana corporation, ("Maker"), hereby unconditionally promises to pay to the order of AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY ("Payee"), at P. O. Box 71216, Des Moines, Iowa 50325, or such other address as the holder hereof may, from time to time designate in writing, the principal sum of Four Million Five Hundred Thousand Dollars ($4,500,000), in lawful money of the United States of America, together with interest on the unpaid principal balance from day-to-day remaining computed from the date of advance until maturity at a rate per annum equal to seven and three-eights percent (7.375%) (the "Fixed Rate").

         For purposes of calculating interest accrued hereon at the Fixed Rate, interest on this Note shall be calculated on the basis of the actual days elapsed over a 360-day year and monthly payments of principal and interest shall be calculated on the basis of a twenty-year amortization schedule.

         Principal and accrued interest on this Note, computed as aforesaid, shall be due and payable as follows: (i) in equal monthly installments, each in the amount of Thirty-five Thousand Nine Hundred Eight and 52/100 Dollars ($35,908.52), commencing on June 1, 2002 (the "Initial Payment Date"), and continuing thereafter on the first day of each succeeding calendar month, and
(ii) in one final installment on April __, 2009, (the "Maturity Date"). MAKER ACKNOWLEDGES THAT THE MONTHLY INSTALLMENTS REFERRED TO ABOVE WILL NOT AMORTIZE ALL OF THE PRINCIPAL SUM OF THE INDEBTEDNESS BY THE MATURITY DATE, RESULTING IN A "BALLOON PAYMENT" ON SAID MATURITY DATE OF THE ENTIRE UNPAID PRINCIPAL BALANCE OF THIS NOTE AND ACCRUED UNPAID INTEREST. Maker shall pay to Payee at the time of execution hereof interest from and including the date of advance until, but not including the day which is one calendar month preceding the date of the Initial Payment Date. Monthly payments shall also be made on the Initial Payment Date and each subsequent payment date by Maker to the reserve fund created by Payee for the payment of all ground rentals, insurance premiums, taxes and assessments, as required in the Mortgage, as hereinafter defined.

         All payments on account of the indebtedness evidenced by this Note shall be applied: (i) first, to further advances, if any, made by the holder hereof as provided in the Mortgage (as hereinafter defined); (ii) next, to any Late Charge (as hereinafter defined); (iii) next, to interest at the Default Rate (as hereinafter defined), if applicable; (iv) next, to the Prepayment Premium (as hereinafter defined), if applicable; (v) next, to interest at the Fixed Rate on the unpaid principal balance of this Note unless interest at the Default Rate is applicable; and (vi) lastly, any remainder to reduce the unpaid principal of this Note.

         In addition to the foregoing required monthly payments, Maker shall pay to the Payee a late charge equal to the lesser of (a) One Thousand Dollars ($1,000), or (b) five percent (5%) of any payment required to be made hereunder or under the Mortgage (as hereinafter defined) with respect to any payment which is not received in full by the Payee within five (5) days after it becomes due ("Late Charge").

         Should the final payment of principal of this Note become due and payable on any day other than a business day, the maturity thereof shall be extended to the next succeeding business day and interest shall be payable with respect to such extension. All payments of principal of and interest upon this Note shall be made by Maker to Payee in immediately available funds.

         After an Event of Default (as hereinafter defined), all past due principal and, to the extent permitted by applicable law, interest upon this Note shall bear interest at the lesser of (i) the Maximum Rate (as hereinafter defined), or (ii) the rate per annum which shall from day-to-day be equal to three percent (3%) in excess of the Fixed Rate ("Default Rate"). Such Default Rate shall apply to any period before or after any judgment on this Note.

         The term "Maximum Rate," as used herein, shall mean, with respect to the holder hereof, the maximum nonusurious interest rate, if any, that at any time, or from time to time, may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Note under the laws which are presently in effect of the United States and the State of Indiana applicable to such holder and such indebtedness or, to the extent permitted by applicable law, under such applicable laws of the United States and the State of Indiana which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         Maker and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive demand for payment, presentment, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         This Note is secured by, among other things, a Mortgage, Security Agreement, Financing Statement and Assignment of Rents (the "Mortgage") dated of even date herewith from Maker to Payee, covering certain real property located in Marion County, Indiana ("Premises"), as more fully described therein.

         No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.
         An "Event of Default" shall exist hereunder if any one or more of the following events shall occur and be continuing:

                  (a) Maker shall fail or refuse to pay within five (5) days after the date when due any principal of, or interest upon, this Note;

                  (b) any statement, representation or warranty made by Maker to Payee shall prove to be untrue or inaccurate in any material respect when made;

                  (c) default shall occur in the performance of any of the covenants or agreements of Maker contained herein or in any instrument securing this Note or any other document executed or delivered to Payee in connection herewith and such default shall continue uncured to the reasonable satisfaction of Payee for a period of fifteen (15) days after written notice thereof from Payee to Maker;

                  (d) Maker or any guarantor of this Note (a "Guarantor") shall
         (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of such Maker or such Guarantor or of all or a substantial part of the assets of such Maker or such Guarantor, (ii) file a voluntary petition in bankruptcy, admit in writing that such Maker or such Guarantor is unable to pay the debts of such Maker or such Guarantor as they become due or generally not pay such Person's debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Maker or such Guarantor in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

                  (e) An involuntary petition or complaint shall be filed against Maker or any Guarantor seeking bankruptcy or reorganization of such Maker or such Guarantor or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Maker or such Guarantor, or of all or substantially all of the assets of such Maker or such Guarantor, and such petition or complaint shall not have been dismissed within forty-five (45) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of such Maker or such Guarantor or appointing a receiver, custodian, trustee, intervenor or liquidator of such Maker or such Guarantor, or of all or substantially all of the assets of the Maker or such Guarantor;

                  (f) the failure of Maker or any Guarantor to pay any uninsured money judgment against such Maker or such Guarantor within thirty (30) days after such judgment becomes final and no longer appealable;

                  (g) the failure of Maker or any Guarantor to have discharged within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceedings against any of Maker's or any Guarantor's assets; or

                  (h) Payee's liens, mortgages or security interests in any of the collateral for this Note should become unenforceable, or cease to be first priority liens, mortgages or security interests, except for liens of real estate taxes which are due, but not delinquent, provided Maker is not in default in the payment of real estate tax reserve deposits to Payee.

         Upon the occurrence of any Event of Default or other default under any other agreement or instrument securing or assuring the payment of this Note or executed in connection herewith, the holder hereof may, at its option, declare the entire unpaid balance of principal and accrued interest on this Note to be immediately due and payable, and foreclose all liens and security interests securing payment hereof or any part hereof; provided, however, upon the occurrence of any of the Events of Default described in items (a), (d) or (e) above, the entire unpaid balance of principal and accrued interest upon this Note shall, without any action by Payee, immediately become due and payable without demand for payment, presentment, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate or any other notice, all of which are expressly waived by Maker.

         Maker may prepay the outstanding principal balance of this Note, in whole but not in part, upon giving thirty (30) days' prior written notice to Payee if, and only if, contemporaneously with such prepayment Maker pays to Payee a prepayment premium equal to the product of (i) the percentage set forth below opposite the period in which prepayment occurs, multiplied by (ii) the amount of principal prepaid on this Note ("Prepayment Premium").

         Period                                               Percentage

Date hereof through the day                                   Seven Percent (7%)
  preceding the First Anniversary
  of the date hereof

First Anniversary Date                                        Five Percent (5%)
  through the day preceding
  the Second Anniversary

Second Anniversary Date                                       Four Percent (4%)
  through the day preceding
  the Third Anniversary

Third Anniversary Date                                        Three Percent (3%)
  through the day preceding
  the Fourth Anniversary

Fourth Anniversary Date                                       Two Percent (2%)
  through the day preceding
  the Fifth Anniversary

On and after Fifth Anniversary                            No Prepayment Premium

         Maker hereby acknowledges and agrees that in the event Maker is in default under this Note or the Mortgage or any other instrument by which this
Note is secured, thereby causing the Payee to accelerate the maturity of this Note, then the Payee will sustain damage due to additional administrative expenses and the loss of the investment represented hereby. Therefore, Maker hereby agrees to pay the Payee damages in an amount which shall be equal to the Prepayment Premium applicable on the date of such acceleration. Notwithstanding the foregoing, Maker shall be permitted to prepay up to ten percent (10%) of the then-existing Note balance each year without a Prepayment Penalty, provided that
(a) Payee is given not less than thirty (30) days advance written notice of intent to prepay; (b) the prepayment occurs on an anniversary date, and (c) the monthly payments required under this Note remain the same. The annual prepayment right shall not be cumulative from one year to any subsequent year.

         Notwithstanding anything in this Note to the contrary, there shall at no time be any limitation on Maker's liability for the payment to Payee of:

                  (i) all loss, damage, costs, expense and liability (including without limitation, reasonable attorneys' fees and costs) directly or indirectly incurred by Payee (and its directors, officers, employees and agents) arising out of or attributable to the installation, use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance (as defined in the Mortgage), or from the presence of any underground storage tanks, in, on, under or about the Premises, including without limitation, (a) all foreseeable consequential damages, (b) the cost of any required or necessary repair, cleanup or detoxification of the Premises and (c) the preparation and implementation of any closure, remedial or other required plans, or damages arising from the presence of any toxic or hazardous waste or substances, or underground storage tanks, or any other pollutants in or on the Premises.

                  (ii) any loss (including any Prepayment Premium), cost or expense resulting from acceleration of the maturity of the Note due to application of the "due on sale" or "further encumbrance" provisions contained in the Mortgage, or

                  (iii) any transfer or other taxes, costs and reasonable attorneys' fees incurred by Payee in connection with the enforcement of the Loan Documents.

         Notwithstanding anything contained in this Note to the contrary, Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note, any amount in excess of the amount permitted and calculated at the Maximum Rate, and, in the event Payee ever receives, collects or applies as interest any amount in excess of the amount permitted and calculated at the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note.

         This Note is being executed and delivered, and is intended to be performed in the State of Indiana. Except to the extent that the laws of the United States may apply to the terms hereof, the substantive laws of the State of Indiana shall govern the validity, construction, enforcement and interpretation of this Note. In the event of a dispute involving this Note or any other instruments executed in connection herewith, the undersigned irrevocably agrees that venue for such dispute shall lie in any court of competent jurisdiction in Marion County, Indiana.

         If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, Maker promises to pay all costs and expenses of collection including, but not limited to, court costs and the reasonable attorneys' fees of the holder hereof.

         Executed as of the day and year first above written.

                             HURCO COMPANIES, INC.,
                             an Indiana corporation



                                        By: /S/ Roger J. Wolf
                                            -----------------
                                            Roger J. Wolf, Senior Vice President
                                            and Chief Financial Officer